Exhibit 99.1

Aris Water Announces Pricing of $500 Million Upsized Offering of 7.250% Senior Notes due 2030

HOUSTON, Texas, March 11, 2025 - Aris Water Solutions, Inc. (NYSE: ARIS) (“Aris”) today announced that Aris Water Holdings, LLC (the “Issuer”), a subsidiary of Aris, has priced its offering (the “Offering”) of $500 million aggregate principal amount of 7.250% Senior Notes due 2030 (the “Notes”). The Notes will mature on April 1, 2030 and will be issued at par. The Offering is expected to close on March 25, 2025, subject to customary closing conditions. The Offering was upsized to $500 million in aggregate principal amount of Notes from the original offering size of $400 million in aggregate principal amount of Notes. The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by all of the Issuer’s existing subsidiaries.

The Issuer intends to use the net proceeds from the Offering to redeem all of its outstanding 7.625% Senior Notes due 2026 (the “2026 Notes”) at par, plus accrued and unpaid interest to, but excluding the redemption date, to repay all of the outstanding borrowings under the Issuer’s credit facility and for general corporate purposes. This press release does not constitute a notice of redemption of the 2026 Notes.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The Notes are being offered in the United States only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States only in compliance with Regulation S under the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor shall there be any sale of these securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to, statements regarding the Offering and the use of proceeds therefrom and the conditional redemption of the 2026 Notes. In some cases, you can identify forward-looking statements by terminology such as “expect,” “sustain,” “will,” “intend,” “believe,” “future,” “predict,” “may,” and variations of such words or similar expressions. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated or implied by the forward-looking statements. Risks and uncertainties include, but are not limited to, those detailed in Aris’ most recent Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. All forward-looking statements, expressed or implied, included in this press release and any oral statements made in connection with this press release are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Aris Water Solutions, Inc.

Aris Water Solutions, Inc. is a leading, growth-oriented environmental infrastructure and solutions company that directly helps its customers reduce their water and carbon footprints. Aris delivers full-cycle water handling and recycling solutions that increase the sustainability of energy company operations. Its integrated pipelines and related infrastructure create long-term value by delivering high-capacity, comprehensive produced water management, recycling and supply solutions to operators in the core areas of the Permian Basin.

David Tuerff

Senior Vice President, Finance and Investor Relations

(281) 501-3070

IR@ariswater.com